Exhibit 10.11

CARDIOVASCULAR SYSTEMS, INC.

SUMMARY OF FISCAL YEAR 2012

EXECUTIVE OFFICER BASE SALARIES

The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2012 in their current positions:

Name and Current Position	Base Salary
David L. Martin President and Chief Executive Officer	$467,500
Laurence L. Betterley Chief Financial Officer	$305,800
James E. Flaherty Chief Administrative Officer and Secretary	$273,000
Robert J. Thatcher Executive Vice President	$288,750
Paul Koehn Vice President of Quality and Operations	$275,000
Kevin Kenny Executive Vice President of Sales and Marketing	$275,000